Exhibit 99.1

Contact:
Kendra Kimmons
Vice President of Marketing & Communications
225-299-3708
kendra.kimmons@amedisys.com

Amedisys to Open Westchester County Home Health Care Center

BATON ROUGE, La., July 13, 2021 – Amedisys, Inc. (NASDAQ: AMED), a leading provider of quality home health, hospice and personal care, has closed on its acquisition of regulatory assets that allow the Company to conduct home health care operations in Westchester County, NY.

Under the terms of the agreement, Amedisys acquires the right to operate certified home health care services in Westchester County, NY, and the New York Borough of the Bronx. Amedisys will open a start-up care center to serve patients in the newly acquired service area, which provides access to 375,000 Medicare enrollees and 165,000 Medicare Advantage enrollees.

“We’re honored to be able to offer our compassionate, clinically distinct care to more patients in more places,” stated Home Health President Teonie Aurelio. “Expanding our footprint into this key market further establishes Amedisys as America’s solution for aging in place.”

Amedisys is the second largest provider of home health care and the third largest provider of hospice care in the United States with 516 locations across 39 states and the District of Columbia.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees in 516 care centers within 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about the company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions, or circumstances upon which any forward-looking statement may be based, except as required by law.

Amedisys Media Contact:	Amedisys Investor Contact:

Kendra Kimmons	Nick Muscato
Vice President of Marketing & Communications	Vice President of Strategic Finance
225-299-3708	615-928-5452
kendra.kimmons@amedisys.com	nick.muscato@amedisys.com

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